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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2007

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                         1-15345                  25-1391475
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)

                          5955 T.G. Lee Blvd, Suite 201
                             Orlando, Florida 32822
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               (Address of Principal Executive Offices) (Zip Code)

                                 (407) 855-5500
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Report includes  forward-looking  statements  related to Galaxy Nutritional
Foods, Inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the execution of our current business strategy, and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect Galaxy's future results and business plans, please see our filings with the Securities and Exchange Commission, including in particular our Annual Report on Form 10-K for the year ended March 31, 2006 and our Quarterly Report on Form 10-Q for the nine months ended December 31, 2006. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Section 1.        Registrant's Business and Operations

Item 1.01         Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 and Item 3.02 of this Report on Form 8-K is incorporated herein by reference.

Section 2.        Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to a Note Modification Agreement dated March 14, 2007, Galaxy Nutritional Foods, Inc. (the "Company") received a one-year extension to repay its $2,685,104.17 unsecured convertible note (the "Note") to Frederick A. DeLuca, a greater than 10% shareholder. The Company and Mr. DeLuca agreed to extend the maturity date from October 19, 2007 to October 19, 2008. The Note will continue to accrue interest at 12.5% per annum. Principal, together with any accrued and unpaid interest, on the Note is convertible at any time prior to payment into shares of the Company's common stock at a conversion price of $0.35 per share. Due to the extension of the maturity date, the Note is now classified as a long-term liability rather than a short-term liability.

Section 3.        Securities and Trading Market

Item 3.02         Unregistered Sales of Equity Securities.

As described in Item 2.03 above, principal, together with any accrued and unpaid interest, on the Note is convertible at any time prior to payment into shares of the Company's common stock at a conversion price of $0.35 per share. As a result of the extension of the Note, Mr. DeLuca could receive an additional 974,949 shares of the Company's common stock on the additional one-year of interest that will accrue. As a result of the additional one-year of interest that would accrue by October 19, 2008, Mr. DeLuca's "beneficial ownership" in the Company, within the meaning of the Securities Exchange Act of 1934, may increase from approximately 50% to nearly 52%. The calculation of "beneficial ownership" assumes, among other things, that Mr. DeLuca converts the entire amount of principal and all accrued interest on the Note through October 19, 2008 into an aggregate of 9,861,364 shares and exercises of all of his currently outstanding warrants into 500,000 shares of the Company's common stock.

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Section 9.        Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

10.40 Note Modification Agreement dated March 14, 2007 between Galaxy Nutritional Foods, Inc. and Frederick A. DeLuca

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2007                  Galaxy Nutritional Foods, Inc.


                                       By:         /s/ Salvatore J. Furnari
                                                --------------------------------
                                                Salvatore J. Furnari
                                                Chief Financial Officer


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